Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Successfully Completes Merger with

First Keystone Financial, Inc. and Reports Third Quarter Operating Results

BRYN MAWR, Pa., November 8, 2010 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced third quarter 2010 operating results of a diluted loss per share of $0.08 and a net loss of $1.0 million, which includes approximately $4.3 million of pre-tax First Keystone Financial, Inc. (“FKF”) merger related expenses and a provision for loan and lease losses of $4.2 million. For the same period last year, the Corporation reported diluted earnings per share of $0.30 and net income of $2.6 million.

Ted Peters, Chairman and Chief Executive Officer, commented, “The combination of the two banks has gone extremely well. We are seeing almost no attrition of clients from the First Keystone side and, in fact, anticipate growing their franchise as we move forward. As a result of the merger, the Corporation now has total banking assets of $1.7 billion and 17 full-service branch locations. In addition, the Corporation acquired loans and deposits with a fair market value of $274.8 million and $320.8 million, respectively. Total portfolio loans and leases were $1.2 billion and total deposits were $1.3 billion at September 30, 2010. We are looking forward to a solid fourth quarter and a strong 2011, as most of the FKF merger related expenses are behind us.”

For the nine months ended September 30, 2010, the Corporation reported diluted earnings per share of $0.35 and net income of $3.6 million, which includes $5.3 million of pre-tax merger related expenses and a provision for loan and lease losses of $8.3 million. Approximately $6.0 million of the $8.3 million provision for loan and lease losses during this period is related to the two commercial relationships that were included in non-performing assets in prior periods and have been written down to their fair value based on an updated analysis and certain new valuation information. For the same period last year, the Corporation reported diluted earnings per share and net income of $0.88 and $7.7 million, respectively.

The merger of FKF and its wholly owned subsidiary, First Keystone Bank, into the Corporation and Bank (the “Merger”), was completed on July 1, 2010. In accordance with the merger agreement, the aggregate consideration paid to FKF shareholders consisted of approximately $4.8 million in cash and approximately 1.6 million shares of the Corporation’s common stock. Total consideration for fair value purposes was approximately $31.3 million. Shareholders of FKF received 0.6973 shares of the Corporation’s common stock plus $2.06 per share cash consideration for each share of FKF common stock they owned as of the effective date of the Merger. The results of FKF’s operations and financial condition have been included in the Corporation’s unaudited Consolidated Statement of Income and unaudited Consolidated Balance Sheet beginning on July 1, 2010, the date of the acquisition.

Mr. Peters continued, “The First Keystone computer systems and signage were successfully converted to the Bryn Mawr platform on August 25, 2010, a direct result of significant planning and outstanding performance by the entire Bryn Mawr and First Keystone staff. We are now operating wholly under the “Bryn Mawr Trust” brand and are the largest community bank in the western suburbs of Philadelphia.”

SIGNIFICANT ITEMS OF NOTE

•

Wealth Management Division assets under management, administration, supervision and brokerage at September 30, 2010 were $3.3 billion, up approximately $420.2 million or 14.6% from the December 31, 2009, and up approximately $580.4 million or 21.4% from September 30, 2009 due largely to the success of new initiatives within this division and improvements in the financial markets.

•

Revenue from the Wealth Management Division for the third quarter of 2010 was $3.7 million, down 5.4% from second quarter 2010 revenue of $3.9 million and up 6.7% from third quarter 2009 revenue of $3.5 million. The slight decrease in revenue from the second quarter of 2010 is primarily due lower estate and tax preparation fees.

•	Deposit levels were $1.3 billion at September 30, 2010, an increase of $321.8 million or 34.3% from December 31, 2009. This growth was largely due to the merger with FKF.

•

At September 30, 2010, portfolio loan and lease balances totaled $1.2 billion, an increase of $290.7 million or 32.8% compared to $885.7 million at December 31, 2009, primarily due to the merger with FKF. The lease portfolio was $37.6 million at September 30, 2010, evidencing a planned decline of $10.2 million or 21.3% from December 31, 2009. The performance of the lease portfolio has continued to improve as the delinquency rate has declined 122 basis points from 2.87% at December 31, 2009 to 1.65% at September 30, 2010.

•

The tax equivalent net interest margin was 3.66% for the third quarter of 2010, down 14 basis points from 3.80% in the second quarter of 2010, due primarily to declining market interest rates and the addition of lower yielding interest-earning assets from the FKF merger. Downward pressure on the margin is expected to continue as borrowers seek to lock in lower long-term rates.

•

The Corporation’s investment portfolio at September 30, 2010 had a fair market value of $356.8 million compared to $208.2 million at December 31, 2009, due to the addition of the FKF investment portfolio of $100.9 million and the investment of acquired cash balances.

•

Net revenue from the sale of residential mortgage loans for the quarter ended September 30, 2010 was $1.2 million due to the continued low interest rate environment creating robust refinancing activity. This compares with $760 thousand for the quarter ended September 30, 2009.

•

At September 30, 2010, the allowance for loan and lease losses of $10.3 million was 0.88% of portfolio loans and leases compared to $10.4 million or 1.18% at December 31, 2009. The decrease in the allowance as a percentage of loans and leases is primarily due to the acquisition of the FKF loan portfolio which, in accordance with GAAP, was recorded at its fair value without its previously recorded allowance for loan and lease losses. FKF loans with a carrying value of approximately $274.8 million were acquired on July 1, 2010, net of a fair value adjustment of approximately $17.9 million.

•	Approximately $3.7 million of the $4.2 million provision for loan and lease losses in the third quarter of 2010 is related to two commercial relationships that were previously mentioned.

•	Non-performing loans and leases were 92 basis points of total portfolio loans and leases at September 30, 2010, compared to 78 basis points of total portfolio loans and leases at December 31, 2009.

•

The Corporation incurred merger related expenses of approximately $4.3 million during the third quarter of 2010 and $5.3 million on a year-to-date basis, primarily for investment banking, legal, employee severance, and conversion costs and vendor termination fees.

•	The merger with FKF resulted in the creation of approximately $10.4 million of goodwill.

Capital ratios as shown in the following table reflect the impact of the FKF merger and the $24.6 million registered direct stock offering completed in May 2010.

Regulatory Capital Ratios:

	9/30/2010	6/30/2010	12/31/2009
Bryn Mawr Trust Company
Tier I Capital to Risk Weighted Assets (RWA)	10.35%	10.72%	9.06%
Total (Tier II) Capital to RWA	12.75%	13.73%	12.20%
Tier I Leverage Ratio	8.27%	9.29%	8.03%
Tangible Common Equity Ratio	8.20%	8.65%	7.22%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	10.81%	11.95%	9.41%
Total (Tier II) Capital to RWA	13.19%	14.95%	12.53%
Tier I Leverage Ratio	8.65%	10.38%	8.35%
Tangible Common Equity Ratio	7.95%	9.30%	7.51%

DIVIDEND DECLARED

On October 28, 2010, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable December 1, 2010 to shareholders of record as of November 18, 2010.

The Corporation will hold an earnings conference call at 8:00 a.m. ET on Tuesday, November 9, 2010. Interested parties may participate by calling 1-877-317-6789, conference #444122, at 8:00 a.m. ET. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through December 1, 2010. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 444122.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; cost savings and revenue enhancements associated with our acquisition via the merger of First Keystone Financial, Inc. and First Keystone Bank; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009

Interest income	$18,473	$13,824	$13,894	$14,191	$14,186
Interest expense	3,691	2,773	2,777	3,266	3,856

Net interest income	14,782	11,051	11,117	10,925	10,330
Provision for loan and lease losses	4,236	994	3,113	1,302	2,305

Net interest income after provision for loan and lease losses	10,546	10,057	8,004	9,623	8,025

Fees for wealth management services	3,689	3,898	3,831	3,597	3,457
Loan servicing and other fees	422	379	381	386	367
Service charges on deposits	672	488	501	504	493
Net gain on sale of residential mortgage loans	1,189	606	525	859	760
Net gain on sale of available for sale investments	259	—	1,544	603	848
Net gain on trading investment	—	—	—	15	160
Net gain (loss) on sale of other real estate owned (“OREO”)	38	—	(152)	—	6
BOLI income	131	—	—	—	—
Other operating income	653	519	529	577	552

Non-interest income	7,053	5,890	7,159	6,541	6,643

Salaries and wages	7,047	5,345	5,287	5,848	5,322
Employee benefits	1,646	1,364	1,558	1,253	1,281
Occupancy and bank premises	1,195	901	984	911	893
Furniture fixtures and equipment	695	557	595	575	634
Advertising	303	256	262	310	196
Net impairment /(recovery) of mortgage servicing rights	168	177	41	(175)	(51)
Amortization of mortgage servicing rights	206	210	199	216	186
Intangible asset amortization	77	77	77	77	77
Core deposit intangible amortization	89	—	—	—	—
FDIC insurance	416	299	314	290	265
Merger related expense	4,292	637	347	531	85
OREO expense	54	41	15	43	—
Impairment of OREO	381	—	—	—	—
Professional fees	459	459	619	702	419
Other operating expenses	2,337	1,780	1,455	1,517	1,382

Non-interest expense	19,365	12,103	11,753	12,098	10,689

(Loss) income before income taxes	(1,766)	3,844	3,410	4,066	3,979
Income tax (benefit) expense	(746)	1,438	1,187	1,429	1,360

Net (loss) income	$(1,020)	$2,406	$2,223	$2,637	$2,619

Per share data:
Weighted average shares outstanding	12,184,447	9,740,089	8,893,997	8,794,602	8,782,632
Dilutive potential common shares	—	12,476	11,017	9,112	17,664

Adjusted weighted average dilutive shares	12,184,447	9,752,565	8,905,014	8,803,714	8,800,296

Basic loss / earnings per common share	$(0.08)	$0.25	$0.25	$0.30	$0.30

Diluted ( loss) earnings per common share	$(0.08)	$0.25	$0.25	$0.30	$0.30

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

Effective tax rate	(42.2)%	37.4%	34.8%	35.1%	34.2%

Net interest margin	3.66%	3.80%	4.06%	3.85%	3.72%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(Dollars in thousands, except per share data)

	For The Nine Months Ended
	September 30, 2010	September 30, 2009

Interest income	$46,191	$42,701
Interest expense	9,241	12,833

Net interest income	36,950	29,868
Provision for loan and lease losses	8,343	5,582

Net interest income after provision for loan and lease losses	28,607	24,286

Fees for wealth management services	11,418	10,581
Loan servicing and other fees	1,183	1,001
Service charges on deposits	1,662	1,447
Net gain on sale of residential mortgage loans	2,320	5,153
Net gain on sale of available for sale investments	1,803	1,320
Net gain on trading investment	—	240
BOLI income	131	—
Net gain (loss) on sale of other real estate owned (“OREO”)	(114)	6
Other operating income	1,699	2,181

Non-interest income	20,102	21,929

Salaries and wages	17,679	16,427
Employee benefits	4,568	4,325
Occupancy and bank premises	3,080	2,726
Furniture fixtures and equipment	1,847	1,832
Advertising	821	774
Net impairment of mortgage servicing rights	386	38
Amortization of mortgage servicing rights	615	637
Intangible asset amortization	231	231
Core deposit intangible amortization	89	—
FDIC insurance	1,029	944
FDIC insurance - special assessment	—	540
Merger expense	5,277	—
OREO expense	110	—
Impairment of OREO	381	—
Professional fees	1,537	1,306
Other operating expenses	5,571	4,664

Non-interest expense	43,221	34,444

Income before income taxes	5,488	11,771
Income tax expense	1,879	4,071

Net income	$3,609	$7,700

Per share data:
Weighted average shares outstanding	10,284,897	8,710,909
Dilutive potential common shares	12,836	19,254

Adjusted weighted average shares	10,297,733	8,730,163

Basic earnings per common share	$0.35	$0.88

Diluted earnings per common share	$0.35	$0.88

Dividend declared per share	$0.42	$0.42

Effective tax rate	34.2%	34.6%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

September 30, 2010

For the period end:	2010 3Q	2010 2Q	2010 1Q	2009 4Q	2009 3Q

Asset Quality Data

Nonaccrual loans and leases	$9,938	$9,072	$5,880	$6,246	$5,921
90 + days past due loans - still accruing	902	892	1,015	668	1,013

Nonperforming loans and leases	10,840	9,964	6,895	6,914	6,934
Other non-performing assets	1,170	1,970	—	1,025	1,521

Total nonperforming assets	$12,010	$11,934	$6,895	$7,939	$8,455

Troubled debt restructurings in compliance with modified terms	$2,375	$2,000	$3,894	$1,622	$1,462

Acquired nonperforming loans (included in totals above)	$3,194	$—	$—	$—	$—

Nonperforming loans and leases / portfolio loans	0.92%	1.11%	0.77%	0.78%	0.78%
Nonperforming assets / assets	0.70%	0.93%	0.56%	0.64%	0.71%

Net loan and lease charge-offs (annualized)/ average loans	1.53%	0.40%	1.70%	0.53%	1.08%

Delinquency rate - loans and leases >30 day	1.62%	1.37%	1.10%	1.10%	1.23%

Delinquent loans and leases - 30-89 days	$8,283	$2,481	$2,917	$2,678	$3,977

Delinquency rate - loans and leases 30-89 days	0.71%	0.28%	0.33%	0.30%	0.45%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$9,841	$9,740	$10,424	$10,299	$10,389

Charge-offs	(3,934)	(1,071)	(3,946)	(1,385)	(2,581)

Recoveries	154	178	149	208	186

Net (charge-offs) / recoveries	(3,780)	(893)	(3,797)	(1,177)	(2,395)

Provision for loan and lease losses	4,236	994	3,113	1,302	2,305

Balance, end of period	$10,297	$9,841	$9,740	$10,424	$10,299

Allowance for loan and lease losses / loans and leases	0.88%	1.09%	1.09%	1.18%	1.16%
Allowance for loan and lease losses / nonperforming loans and leases	95.0%	98.8%	141.3%	150.8%	148.5%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands, except per share data )

September 30, 2010

For the period and period end:	2010 3Q	2010 2Q	2010 1Q	2009 4Q	2009 3Q

Selected ratios (annualized):

Return on average assets	-0.29%	0.77%	0.76%	0.87%	0.89%
Return on average shareholders’ equity	-3.16%	8.10%	8.59%	10.22%	10.39%
Yield on loans and leases*	5.72%	5.72%	5.76%	5.75%	5.79%
Yield on interest earning assets*	4.57%	4.74%	5.06%	4.99%	5.09%
Cost of interest bearing funds	1.09%	1.22%	1.28%	1.45%	1.73%
Net interest margin*	3.66%	3.80%	4.06%	3.85%	3.72%
Book value per share	$12.99	$12.72	$11.86	$11.72	$11.62
Tangible book value per share	$11.03	$11.62	$10.56	$10.40	$10.44
Period end shares outstanding	12,190,991	10,550,619	8,958,970	8,866,420	8,783,130

Selected data:

Mortgage loans originated	$67,304	$28,349	$24,346	$34,975	$35,025
Mortgage loans sold - servicing retained	$34,874	$17,358	$18,737	$31,503	$29,577
Mortgage loans sold - servicing released	$2,234	$3,370	$1,747	$1,335	$3,474
Mortgage loans serviced for others	$578,293	$519,153	$520,023	$514,875	$499,503

Total Wealth assets under management / administration / supervision / brokerage(1)	$3,291,293	$3,100,162	$3,109,563	$2,871,143	$2,710,867

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(Dollars in thousands)

September 30, 2010

	2010 Year-to-date	2009 Year-to-date

Selected ratios (annualized):

Return on average assets	0.34%	0.88%
Return on average shareholders’ equity	3.77%	10.66%
Yield on loans and leases*	5.73%	5.83%
Yield on interest earning assets*	4.76%	5.19%
Cost of interest bearing funds	1.18%	1.94%
Net interest margin*	3.82%	3.64%

Selected data:

Mortgage loans originated	$119,999	$256,638
Mortgage loans sold - servicing retained	$70,969	$235,256
Mortgage loans sold - servicing released	$7,351	$4,887

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio ($’s in thousands)	As of September 30, 2010			As of December 31, 2009			As of September 30, 2009
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)

Short term bond fund	—	—	—	—	—	—	5,076	5,076	—

Total Trading Securities	—	—	—	—	—	—	5,076	5,076	—

U. S. treasury obligations	$5,012	$5,227	$215	$—	$—	$—	$—	$—	$—

U. S. government agency securities	186,430	187,609	1,179	85,462	85,061	(401)	55,159	55,242	83

State & political subdivisions	29,959	30,614	655	24,859	25,024	165	24,628	25,094	466

State & political subdivisions - taxable	3,750	3,980	230	—	—	—	—	—	—

FNMA/FHLMC mortgage backed securities	41,632	42,431	799	49,318	50,952	1,634	52,963	54,826	1,863

GNMA mortgage backed securities	19,392	19,402	10	8,607	8,718	111	7,580	7,726	146

CMO mortgage backed securities	2,461	2,490	29	—	—	—	—	—	—

Equity stocks	243	294	51	—	—	—	—	—	—

Foreign debt securities	1,250	1,250	—	1,500	1,499	(1)	1,450	1,450	—

Bond - mutual funds	62,354	63,541	1,187	36,943	36,970	27	11,722	11,783	61

Corporate bonds	—	—	—	—	—	—	12,231	12,634	403

Total Available for Sale Securities	$352,483	$356,838	$4,355	$206,689	$208,224	$1,535	$165,733	$168,755	$3,022

Total Investment Portfolio	$352,483	$356,838	$4,355	$206,689	$208,224	$1,535	$170,809	$173,831	$3,022

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	10.35%	10.72%	9.32%	9.06%	8.91%
Total (Tier II) Capital to RWA	10.00%	12.75%	13.73%	12.41%	12.20%	12.06%
Tier I Leverage Ratio	5.00%	8.27%	9.29%	8.28%	8.03%	7.98%
Tangible Common Equity Ratio		8.20%	8.65%	7.50%	7.22%	7.34%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	10.81%	11.95%	9.70%	9.41%	9.36%
Total (Tier II) Capital to RWA	10.00%	13.19%	14.95%	12.78%	12.53%	12.49%
Tier I Leverage Ratio	5.00%	8.65%	10.38%	8.63%	8.35%	8.39%
Tangible Common Equity Ratio		7.95%	9.30%	7.82%	7.51%	7.74%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(Dollars in thousands)

For the period ended:	Sept 30, 2010	June 30, 2010	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009
Assets

Interest bearing deposits with banks	$42,089	$43,943	$71,680	$58,472	$48,351
Fed funds sold	—	—	—	—	—
Money market funds	223	86	402	9,175	18,140

Trading securities	—	—	—	—	5,316
Investment securities - AFS	356,838	254,888	173,816	208,224	168,754

Total investment securities	356,838	254,888	173,816	208,224	174,070

Loans held for sale	4,686	4,254	2,214	3,007	4,133

Portfolio loans:
Consumer	13,255	12,272	12,059	12,717	11,412
Commercial & industrial	239,823	235,080	234,300	233,288	237,340
Commercial mortgages	358,486	278,614	275,068	265,023	256,293
Construction	48,674	43,787	41,506	38,444	37,221
Residential mortgages	251,836	108,009	110,412	110,653	118,098
Home equity lines & loans	226,765	180,826	175,748	177,863	174,273
Leases	37,599	40,702	44,007	47,751	51,842

Total portfolio loans and leases	1,176,438	899,290	893,100	885,739	886,479

Earning assets	1,580,274	1,202,461	1,141,212	1,164,617	1,131,173

Cash and due from banks	11,090	14,593	17,995	11,670	9,381
Allowance for loan and lease losses	(10,297)	(9,841)	(9,740)	(10,424)	(10,299)
Premises and equipment	29,340	21,779	21,724	21,438	21,310
Goodwill	16,671	6,301	6,301	6,301	4,824
Intangible assets	5,190	5,267	5,344	5,421	5,498
Core deposit intangible	2,038	—	—	—	—
Bank owned life insurance (“BOLI”)	18,838	—	—	—	—
FHLB stock	14,976	7,916	7,916	7,916	7,916
Deferred income taxes	15,071	4,596	4,960	4,991	5,253
Other assets	30,993	27,600	25,499	26,891	20,469

Total assets	$1,714,184	$1,280,672	$1,221,211	$1,238,821	$1,195,525

Liabilities and shareholders’ equity

Interest-bearing checking	$206,091	$149,762	$143,735	$151,432	$128,551
Money market	324,384	261,578	244,747	229,836	209,574
Savings	140,296	98,760	103,233	101,719	98,189
Other wholesale deposits	65,124	63,260	47,687	52,174	54,104
Wholesale deposits	34,834	33,421	43,352	36,118	64,679
Time deposits	261,839	141,803	136,927	153,705	176,388

Interest-bearing deposits	1,032,568	748,584	719,681	724,984	731,485

Non-interest bearing deposits	227,080	204,898	194,697	212,903	167,991

Total deposits	1,259,648	953,482	914,378	937,887	899,476

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,041
Repurchase agreements	11,883
Borrowed funds	221,793	139,640	142,244	144,826	147,386
Mortgage payable	2,016	2,031	2,046	2,062	2,076
Other liabilities	25,976	28,838	33,772	27,610	22,040
Shareholders’ equity	158,327	134,181	106,271	103,936	102,047

Total liabilities and shareholders’ equity	$1,714,184	$1,280,672	$1,221,211	$1,238,821	$1,195,525

Consolidated Quarterly Average Balance Sheets - (unaudited)

	2010 3Q	2010 2Q	2010 1Q	2009 4Q	2009 3Q
Assets

Interest bearing deposits with banks	$95,226	$60,317	$27,300	$52,958	$33,560
Fed funds sold	—	—	—	—	—
Money market funds	106	248	1,426	14,334	28,877
Trading securities	—	—	—	1,502	5,189
Investment securities	346,275	223,901	200,482	182,925	160,365
Loans held for sale	3,741	3,107	2,975	4,441	5,307
Portfolio loans and leases	1,171,605	894,657	892,184	882,956	881,519

Earning assets	1,616,953	1,182,230	1,124,367	1,139,116	1,114,817

Cash and due from banks	12,668	10,079	10,627	11,713	11,191
Allowance for loan and lease losses	(10,068)	(9,904)	(10,620)	(10,557)	(10,529)
Premises and equipment	29,685	21,860	21,578	21,358	21,417
Goodwill	16,671	6,302	6,302	4,840	4,824
Intangible assets	5,234	5,311	5,388	5,465	5,543
Core deposit intangible	2,097	—	—	—	—
Bank owned life insurance	18,750	—	—	—	—
Deferred tax asset	13,310	4,800	4,734	5,173	5,196
Other assets	44,748	31,924	31,183	27,294	27,004

Total assets	$1,750,048	$1,252,602	$1,167,247	$1,177,871	$1,152,850

Liabilities and shareholders’ equity

Interest-bearing checking	$215,846	$150,604	$143,935	$139,494	$132,436
Money market	318,943	253,425	240,542	218,691	189,768
Savings	141,180	101,444	99,925	93,687	94,778
Other wholesale deposits	67,596	65,576	42,030	53,617	27,790
Wholesale deposits	36,864	36,387	43,026	56,447	74,347
Time deposits	269,653	142,552	139,959	162,300	192,275

Interest-bearing deposits	1,050,082	749,988	709,417	724,236	711,394

Non-interest bearing deposits	226,439	193,118	189,314	185,133	172,257

Total deposits	1,276,521	943,106	898,731	909,369	883,651

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,066	—	—	—	—
Repurchase agreements	10,848	—	—	—	—
Borrowed funds	241,672	140,836	143,939	145,994	148,632
Mortgage payable	2,026	2,040	2,056	2,070	2,085
Other liabilities	25,434	24,982	21,315	22,150	22,602
Shareholders’ equity	158,981	119,138	105,018	102,319	99,993

Total liabilities and shareholders’ equity	$1,750,048	$1,252,602	$1,193,559	$1,204,402	$1,179,463

Bryn Mawr Bank Corporation

Consolidated Nine Month Average Balance Sheets - (unaudited)

(Dollars in thousands)

September 30, 2010

	2010 Year-to-date	2009 Year-to-date

Assets

Interest bearing deposits with banks	$61,196	$28,876
Fed funds sold	—	733
Money market funds	589	46,860
Trading securities	—	2,561
Investment securities	257,454	132,625
Loans held for sale	3,274	6,001
Portfolio loans and leases	987,175	888,243

Earning assets	1,309,688	1,105,899

Cash and due from banks	11,132	11,092
Allowance for loan and lease losses	(10,195)	(10,375)
Premises and equipment	24,404	21,404
Goodwill	9,796	4,784
Intangible assets	5,311	5,619
Core deposit intangible	707	—
Bank owned life insurance	6,319	—
FHLB stock	9,696	7,916
Deferred tax asset	7,646	5,428
Other assets	26,271	20,672

Total assets	$1,400,775	$1,172,439

Liabilities and shareholders’ equity

Interest-bearing checking	$170,391	$135,093
Money market	271,257	173,947
Savings	114,334	84,875
Other wholesale deposits	57,317	27,373
Wholesale deposits	39,914	92,319
Time deposits	184,530	199,429

Interest-bearing deposits	837,743	713,036

Non-interest bearing deposits	203,093	168,201

Total deposits	1,040,836	881,237

Subordinated debentures	22,500	19,505
Borrowed funds	175,840	151,265
Junior subordinated debentures	4,066	—
Repurchase agreements	3,656	—
Mortgage payable	2,041	1,241
Other liabilities	23,926	22,621
Shareholders’ equity	127,910	96,570

Total liabilities and shareholders’ equity	$1,400,775	$1,172,439

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

	3rd Quarter 2010			2nd Quarter 2010			1st Quarter 2010			4th Quarter 2009			3rd Quarter 2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$95,226	$61	0.25%	$60,317	$37	0.25%	$27,300	$14	0.21%	$52,958	$30	0.22%	$33,560	$14	0.17%
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Money market funds	106	—	—	248	—	—	1,426	1	0.28%	14,334	9	0.25%	28,877	26	0.36%
Investment securities available for sale:
Taxable	316,276	1,351	1.69%	199,106	867	1.75%	175,632	1,021	2.36%	159,015	1,144	2.85%	144,073	1,079	2.97%
Tax-exempt	29,999	272	3.60%	24,796	271	4.38%	24,850	278	4.54%	25,412	278	4.34%	21,481	236	4.36%

Investment securities available for sale	346,275	1,623	1.86%	223,902	1,138	2.04%	200,482	1,299	2.63%	184,427	1,422	3.06%	165,554	1,315	3.15%

Loans and leases *	1,175,346	16,944	5.72%	897,764	12,801	5.72%	895,159	12,724	5.76%	887,397	12,860	5.75%	886,826	12,943	5.79%

Total interest earning assets	1,616,953	18,628	4.57%	1,182,231	13,976	4.74%	1,124,367	14,038	5.06%	1,139,116	14,321	4.99%	1,114,817	14,298	5.09%

Cash and due from banks	12,668			10,079			10,627			11,713			11,191
Less allowance for loan and lease losses	(10,068)			(9,904)			(10,620)			(10,557)			(10,529)
Other assets	130,495			70,196			69,185			64,130			63,984

Total assets	$1,750,048			$1,252,602			$1,193,559			$1,204,402			$1,179,463

Liabilities:

Savings, NOW and market rate deposits	$675,969	$841	0.49%	$505,473	$666	0.53%	$484,402	$656	0.55%	$451,873	$752	0.66%	$416,982	$729	0.69%
Other wholesale deposits	67,596	81	0.48%	65,576	79	0.48%	42,030	51	0.49%	53,617	60	0.44%	27,790	37	0.53%
Wholesale deposits	36,864	161	1.73%	36,387	162	1.79%	43,026	185	1.74%	56,446	278	1.95%	74,347	428	2.28%
Time deposits	269,653	654	0.96%	142,552	458	1.29%	139,959	454	1.32%	162,300	681	1.66%	192,275	1,094	2.26%

Total interest-bearing deposits	1,050,082	1,737	0.66%	749,988	1,365	0.73%	709,417	1,346	0.77%	724,236	1,771	0.97%	711,394	2,288	1.28%

Subordinated debentures	22,500	293	5.17%	22,500	280	4.99%	22,500	273	4.92%	22,500	282	4.97%	22,500	299	5.27%
Junior subordinated debentures	12,066	223	7.33%	—	—	—	—	—	—	—	—	—	—	—	—
Repurchase agreements	10,848	8	0.29%	—	—	—	—	—	—	—	—	—	—	—	—
Mortgage payable	2,026	29	5.68%	2,040	29	5.70%	2,056	28	5.52%	2,070	29	5.56%	2,085	30	5.71%
Borrowed funds	241,672	1,401	2.30%	140,836	1,099	3.13%	143,939	1,130	3.18%	145,995	1,184	3.22%	148,632	1,239	3.31%

Total interest-bearing liabilities	1,339,194	3,691	1.09%	915,364	2,773	1.22%	877,912	2,777	1.28%	894,801	3,266	1.45%	884,611	3,856	1.73%

Noninterest-bearing deposits	226,439			193,118			189,314			185,133			172,257
Other liabilities	25,434			24,982			21,315			22,149			22,602

Total noninterest-bearing liabilities	251,873			218,100			210,629			207,282			194,859

Total liabilities	1,591,067			1,133,464			1,088,541			1,102,083			1,079,470

Shareholders’ equity	158,981			119,138			105,018			102,319			99,993

Total liabilities and shareholders’ equity	$1,750,048			$1,252,602			$1,193,559			$1,204,402			$1,179,463

Interest income to earning assets			4.57%			4.74%			5.06%			4.99%			5.09%

Net interest spread			3.48%			3.52%			3.78%			3.54%			3.36%
Effect of noninterest-bearing sources			0.18%			0.28%			0.28%			0.31%			0.36%

Net interest income/ margin on earning assets		$14,937	3.66%		$11,203	3.80%		$11,261	4.06%		$11,055	3.85%		$10,442	3.72%

Tax equivalent adjustment		$155	0.04%		$152	0.05%		$144	0.05%		$130	0.04%		$112	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields - (unaudited)

For the Nine Months Ended September 30,

	2010			2009
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$61,196	$112	0.24%	$28,876	$43	0.20%
Federal funds sold	—	—	—	733	1	0.18%
Money market funds	589	1	0.23%	46,860	188	0.54%
Investment securities available for sale:
Taxable	230,887	3,240	1.88%	119,928	3,253	3.63%
Tax-exempt	26,567	821	4.13%	15,258	496	4.35%

Investment securities available for sale	257,454	4,061	2.11%	135,186	3,749	3.71%

Loans and leases *	990,449	42,468	5.73%	894,244	38,977	5.83%

Total interest earning assets	1,309,688	46,642	4.76%	1,105,899	42,958	5.19%

Cash and due from banks	11,132			11,092
Less allowance for loan and lease losses	(10,195)			(10,375)
Other assets	90,150			65,823

Total assets	$1,400,775			$1,172,439

Liabilities:

Savings, NOW and market rate deposits	$555,982	$2,164	0.52%	$393,915	$2,343	0.80%
Other wholesale deposits	57,317	213	0.50%	27,373	89	0.43%
Wholesale deposits	39,914	506	1.69%	92,319	1,805	2.61%
Time deposits	184,530	1,566	1.13%	199,429	3,963	2.66%

Total interest-bearing deposits	837,743	4,449	0.71%	713,036	8,200	1.54%

Subordinated debentures	22,500	846	5.03%	19,505	825	5.66%
Mortgage payable	2,041	86	5.63%	1,241	53	5.71%
Junior subordinated debentures	4,066	223	7.33	—	—	—
Repurchase agreements	3,656	8	0.29	—	—	—
Borrowed funds	175,840	3,629	2.76%	151,265	3,755	3.32%

Total interest-bearing liabilities	1,045,846	9,241	1.18%	885,047	12,833	1.94%

Noninterest-bearing deposits	203,093			168,201
Other liabilities	23,926			22,621

Total noninterest-bearing liabilities	227,019			190,822

Total liabilities	1,272,865			1,075,869

Shareholders’ equity	127,910			96,570

Total liabilities and shareholders’ equity	$1,400,775			$1,172,439

Interest income to earning assets			4.76%			5.19%

Net interest spread			3.58%			3.25%
Effect of noninterest-bearing sources			0.24%			0.39%

Net interest income/ margin on earning assets		$37,401	3.82%		$30,125	3.64%

Tax equivalent adjustment		$451	0.05%		$257	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.